FONAR CORPORATION AND SUBSIDIARIES

For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR Announces First Quarter Earnings of Fiscal 2018

• Total Revenues - Net for the quarter ended September 30, 2017, increased 3% to $19.3 million as compared to $18.7 million for the corresponding quarter ended September 30, 2016.

• Net Income for the quarter ended September 30, 2017, increased 2% to $4.6 million as compared to $4.5 million for the corresponding quarter ended September 30, 2016.

• Income from Operations for the quarter ended September 30, 2017, increased 1% to $4.79 million as compared to $4.75 million for the corresponding quarter ended September 30, 2016.

• Diluted Net Income per Common Share Available to Common Stockholders was $0.54 for both the quarter ended September 30, 2017, and the corresponding quarter ended September 30, 2016.

MELVILLE, NEW YORK, November 9, 2017 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its first quarter fiscal 2018 results for the quarter ended September 30, 2017.

FONAR’s primary source of income is derived from it’s subsidiary’s (Health Management Company of America) management of 26 MRI centers of which 24 feature the FONAR UPRIGHT® Multi-Position™ MRI, aka Stand-Up® MRI.

The FONAR MRI scans patients in numerous positions, including standing, sitting, in flexion and extension, as well as in the conventional lie-down position. It is the only MRI that scans patients in weight-bearing positions, which enables it to detect patient problems missed by or underestimated by conventional lie-down-only scanners. With most patients scanned in a seated position watching TV, and with a near-zero claustrophobic patient rejection rate, the FONAR scanner is by far today’s most patient–friendly MRI.

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FONAR CORPORATION AND SUBSIDIARIES

To accommodate the high demand for the UPRIGHT® Multi-Position™ MRI, the HMCA-managed MRI center in Bronx, New York, last month became the first FONAR center to install a second UPRIGHT MRI at the same location.

FONAR’s extensive patent portfolio includes recently issued patents for its technology for visualizing and quantifying the flow of cerebrospinal fluid (CSF) in all the normal positions of the human body, particularly in its upright flow against gravity. CSF circulates throughout the brain and vertebral column at the rate of 32 quarts per day. Imaging and quantifying the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible by FONAR’s introduction of the MRI.

Financial Highlights

Total Revenues - Net for the quarter ended September 30, 2017, increased 3% to $19.3 million as compared to $18.7 million for the corresponding quarter ended September 30, 2016.

Net Income for the quarter ended September 30, 2017, increased 2% to $4.6 million as compared to $4.5 million for the corresponding quarter ended September 30, 2016.

Income from Operations for the quarter ended September 30, 2017 increased 1% to $4.79 million as compared to $4.75 million for the corresponding quarter ended September 30, 2016.

Basic Net Income per Common Share Available to Common Shareholders was $0.55 for both the quarter ended September 30, 2017, and the corresponding quarter ended September 30, 2016.

Diluted Net Income per Common Share Available to Common Shareholders was $0.54 for both the quarter ended September 30, 2017, and the corresponding quarter ended September 30, 2016.

Total Cash and Cash Equivalents at September 30, 2017, increased 12% to $11.3 million, as compared to $10.1 million at June 30, 2017.

Total Current Assets at September 30, 2017 were $56.1 million, as compared to $53.4 million at June 30, 2017.

Total Assets at September 30, 2017 were $101.2 million, as compared to $98.8 million at June 30, 2017.

Total Current Liabilities at September 30, 2017 were $13.8 million, as compared to $14.2 million at June 30, 2017.

Total Liabilities at September 30, 2017 were $15.4 million, as compared to $15.9 million at June 30, 2017.

FONAR CORPORATION AND SUBSIDIARIES

Significant Events

On July 3, 2017, FONAR acknowledged the 40th anniversary of the world’s first whole-body MRI scan, the event that marked the birth of the MRI industry. This remarkable achievement was accomplished by FONAR founder Raymond Damadian, M.D., with the assistance of graduate-students Larry Minkoff and Michael Goldsmith.

First quarter Fiscal 2018 was the first complete quarter in which FONAR stock was included in the Russell 3000® Index, having joined the index effective June 26, 2017. The Company has since seen an increase in related index funds and ETFs (Exchange Traded Funds), mutual funds, and institutional owners. Currently, Institutional ownership currently is 44.3%, and mutual fund ownership is 13.6%, of Fonar's outstanding Common Stock."

Management Discussion

Timothy R. Damadian, President and CEO, said, “Of course we’re very pleased with the first quarter results, especially our growth in revenue and net income. Much of the credit goes to my management team that consistently keeps the company on a very positive growth trajectory.”

Raymond V. Damadian, M.D. Chairman of the Board of FONAR Corporation, added, “Given that reimbursement rates for independent MRI providers continue to fall year after year, HMCA’s performance is truly remarkable. I attribute it to good management, unwavering adherence to a now-proven business plan, and the enormous appeal and effectiveness the UPRIGHT® MRI.”

 FONAR CORPORATION AND SUBSIDIARIES

About FONAR

FONAR, The Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978 and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world's first commercial MRI in 1980, and went public in 1981. FONAR's signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as in the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and "weightless-only" scanners. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. Regarding patient comfort, as one FONAR customer stated, "If the patient is claustrophobic in this scanner, they'll be claustrophobic in my parking lot." Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the flow of cerebrospinal fluid (CSF) which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF flow in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries as well as patients with childhood autism, Multiple Sclerosis, Alzheimer's disease, Amyotrophic Lateral Scherosis (Lou Gehrig's disease), Parkinson's disease and dementia are among those who FONAR believes are likely to benefit from this new understanding of CSF flow physiology.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	September 30, 2017	June 30, 2017 *
Current Assets:
Cash and cash equivalents	$11,339	$10,140
Accounts receivable – net	4,514	4,322
Accounts receivable - related party	90	—
Medical receivable – net	11,848	11,745
Management and other fees receivable - net	19,572	18,594
Management and other fees receivable – related medical practices – net	5,058	4,959
Inventories	1,688	1,624
Costs and estimated earnings in excess of billings on uncompleted contracts	736	736
Prepaid expenses and other current assets	1,229	1,294
Total Current Assets	56,074	53,414
Deferred income tax asset	17,862	17,862
Property and equipment – net	16,478	16,462
Goodwill	3,985	3,927
Other intangible assets – net	6,365	6,645
Other assets	458	453
Total Assets	$101,222	$98,763

*Condensed from audited financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2017	June 30, 2017 *
Current Liabilities:
Current portion of long-term debt and capital leases	$138	$180
Accounts payable	1,606	1,423
Other current liabilities	6,646	7,203
Unearned revenue on service contracts	4,654	4,642
Unearned revenue on service contracts – related party	83	—
Customer deposits	737	788
Billings in excess of costs and estimated earnings on uncompleted contracts	—	—
Total Current Liabilities	13,864	14,236
Long-Term Liabilities:
Deferred income tax liability	332	332
Due to related medical practices	227	227
Long-term debt and capital leases, less current portion	329	337
Other liabilities	696	721
Total Long-Term Liabilities	1,584	1,617
Total Liabilities	15,448	15,853

*Condensed from audited financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS' EQUITY:	September 30, 2017	June 30, 2017 *
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at September 30, 2017 and June 30, 2017, 313 issued and outstanding at September 30, 2017 and June 30, 2017	$—	$—
Preferred stock $.001 par value; 567 shares authorized at September 30, 2017 and June 30, 2017, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at September 30, 2017 and June 30, 2017, 6,299 issued at September 30, 2017 and June 30, 2017, 6,288 outstanding at September 30, 2017 and June 30, 2017	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at September 30, 2017 and June 30, 2017; .146 issued and outstanding at September 30, 2017 and June 30, 2017	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at September 30, 2017 and June 30, 2017, 383 issued and outstanding at September 30, 2017 and June 30, 2017	—	—
Paid-in capital in excess of par value	179,131	179,131
Accumulated deficit	(97,283)	(101,003)
Notes receivable from employee stockholders	(15)	(17)
Treasury stock, at cost - 12 shares of common stock at September 30, 2017 and June 30, 2017	(675)	(675)
Total Fonar Corporation Stockholder Equity	81,159	77,437
Noncontrolling interests	4,615	5,473
Total Stockholders' Equity	85,774	82,910
Total Liabilities and Stockholders' Equity	$101,222	$98,763

*Condensed from audited financial statements.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)	FOR THE THREE MONTHS ENDED SEPTEMBER 30,
REVENUES	2017	2016
Product sales – net	$162	$242
Service and repair fees – net	2,264	2,351
Service and repair fees - related parties – net	28	28
Patient fee revenue, net of contractual allowances and discounts	8,653	8,823
Provision for bad debts for patient fee	(3,750)	(3,878)
Management and other fees – net	9,771	9,261
Management and other fees - related medical practices – net	2,206	1,907
Total Revenues – Net	19,334	18,734
COSTS AND EXPENSES
Costs related to product sales	143	213
Costs related to service and repair fees	780	655
Costs related to service and repair fees - related parties	9	8
Costs related to patient fee revenue	2,479	2,414
Costs related to management and other fees	5,558	5,261
Costs related to management and other fees – related medical practices	1,150	953
Research and development	349	412
Selling, general and administrative	4,081	4,065
Total Costs and Expenses	14,549	13,981
Income From Operations	4,785	4,753
Interest Expense	(43)	(98)
Investment Income	46	48
Other Expense	(2)	(3)
Income Before Provision for Income Taxes and Noncontrolling Interests	4,786	4,700
Provision for Income Taxes	(185)	(200)
Net Income	4,601	4,500
Net Income - Noncontrolling Interests	(882)	(929)
Net Income - Controlling Interests	$3,719	$3,571
Net Income Available to Common Stockholders	$3,486	$3,343
Net Income Available to Class A Non-Voting Preferred Stockholders	$174	$170
Net Income Available to Class C Common Stockholders	$59	$58
Basic Net Income Per Common Share Available to Common Stockholders	$0.55	$0.55
Diluted Net Income Per Common Share Available to Common Stockholders	$0.54	$0.54
Basic and Diluted Income Per Share – Class C Common	$0.16	$0.15
Weighted Average Basic Shares Outstanding – Common Stockholders	6,287	6,105
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,415	6,233
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383